Exhibit 99.1

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         NEWS RELEASE
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For Immediate Release

Contact:
Terry L. Robinson
President & CEO
North Bay Bancorp
trobinson@northbaybancorp.com
707-252 5024


                NORTH BAY BANCORP ADJUSTS 2003 TAX ACCRUAL RATES
         BASED ON RECENT ANNOUNCEMENT BY CALIFORNIA FRANCHISE TAX BOARD


           2003 RESULTS REMAIN ON TRACK TO SURPASS 2002 RECORD LEVELS


Napa, CA - January 29, 2004 - North Bay Bancorp (Nasdaq: NBAN), holding company for The Vintage Bank and Solano Bank, today announced it will increase its provision for income taxes for 2003 due to a recent announcement by the California Franchise Tax Board regarding its position on the tax treatment of certain real estate investment vehicles. As a result, the Company's 2003 net income will be reduced by approximately $386,000, or $0.17 per share. Net income for 2003 is still expected to exceed 2002 record levels.

In 2003, the Company's provision for income taxes included a California state tax benefit for a real estate investment trust (REIT) formed in January of 2003. Recently, the California Franchise Tax Board made an announcement calling into question the tax benefits associated with REIT's. North Bay will adjust its tax accrual rate to 33.3% for 2003, compared to 35.0% in 2002. In the first nine months of 2003, including the REIT tax benefits, the Company's previously reported tax provision was 28.2% of pre-tax income compared to 34.8% of pretax income in the first nine months of 2002. The Company did not record any REIT tax benefits in 2002.

"In early February, we expect to report record 2003 profits, despite this change in our tax accrual rates," said Terry Robinson, President & CEO. "Preliminary analysis of our 2003 results show double digit growth in earnings reflecting strong loan growth and stellar asset quality."


About North Bay Bancorp

North Bay Bancorp is the parent company of two community banks in the North Bay Region of Northern California--The Vintage Bank based in Napa County and Solano Bank based in Solano County. Both subsidiaries are full service commercial banks offering a wide selection of deposit, loan and investment services to local consumers and small business customers. Each bank has a separate board of directors composed of local business and community leaders.

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The Vintage  Bank,  which opened for business in 1985,  currently  operates five banking offices in Napa County, Northern California's number one tourist destination and the nation's premier wine producing region. The Bank's main office and two branch offices are located in the City of Napa. Vintage also has a branch in the City of St. Helena and a branch on Airport Road in the Southern industrial area of Napa County.

Solano Bank, which opened in July 2000, operates offices in the primary cities along the I-80 corridor of Solano County. The Bank's main office is located in Vacaville, with branch offices in Fairfield, Vallejo and Benicia. This region, projected to be the fastest growing county in Northern California through year 2020, is attracting growth with a quality lifestyle, affordable housing and business-friendly attitudes.

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This news  release  contains  forward-looking  statements  with  respect  to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to tax laws and the interpretation thereof. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: changes in California and US tax laws and the treatment of tax-favored investments, and the finalization of the company's year-end results and changes during the review process; and other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

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